Exhibit 10.18

EMPLOYMENT AGREEMENT

Amendment No. 1

THIS AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement entered into by and between HOF Village Newco, LLC (the “Company”) on the one hand, and Jason Krom, an individual (“Executive”) on the other hand (such agreement being the “Employment Agreement”), is made by the parties as follows.

WHEREAS, the Company and Executive are currently parties to the Employment Agreement effective September 16, 2019; and

WHEREAS, the parties now desire to amend the Employment Agreement.

NOW, THEREFORE, the Company and Executive hereby agree to amend the Employment Agreement as follows:

1. Annual Bonus. Section 2.3 of the Employment Agreement is amended in its entirety and replaced to read as follows:

2.3. Annual Bonus. For each calendar year during the Employment Period, Executive shall be eligible to receive an annual bonus (the “Annual Bonus”). The target for the Annual Bonus opportunity shall be 40% of the Executive’s Annual Base Salary for each such calendar year and be based on the Company’s achievement of commercially-reasonable Key Performance Indicators (“KPI’s”) determined by the Company in writing. The Annual Bonus shall be paid in cash, an equity award under the Company’s long-term incentive plan, or a combination thereof, determined in the sole discretion of the Company. The Annual Bonus, whether payable and cash and/or equity, may be subject to a vesting schedule and other terms and conditions, including a payment schedule, as determined by the Company in its sole discretion. In order to have earned the Annual Bonus for a particular calendar year, the Executive must remain employed through the end of that calendar year and must not (a) have been, as of the date of payment or settlement, terminated by the Company for Cause (as defined below) or (b) as of the date of payment or settlement, have ended Executive’s employment with the Company without Good Reason (as defined below), to be entitled to receive an Annual Bonus.

2. Force and Effect. Except as otherwise set forth in this Amendment, the Employment Agreement shall remain in full force and effect.

3.  Effective Date. This Amendment shall become effective on December 22, 2020.

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the day set forth above.

HOF VIllage newco, llc

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	Chief Executive Officer
Date:

JASON KROM

/s/ Jason Krom
Jason Krom, Individually

Date:

Employment Agreement Amendment No. 1